Exhibit 99.1

Calumet Provides Preliminary Fiscal Year 2025 Selected Financial Results

INDIANAPOLIS, January 5, 2026 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company,” “Calumet,” “we,” “our” or “us”) announced today preliminary selected financial results for the year ended December 31, 2025.

Based on preliminary data, the Company currently expects to report a net loss between $69.0 million and $12.0 million and Adjusted EBITDA with Tax Attributes between $285.0 million and $305.0 million for year ended December 31, 2025. In addition, based on preliminary data, the Company expects 2025 Adjusted EBITDA for its Restricted Subsidiary Group within the same range. For a reconciliation of the preliminary estimate of Adjusted EBITDA with Tax Attributes to preliminary estimated net loss, the most directly comparable GAAP measure, see “Non-GAAP Financial Measures” below.

“Based on preliminary data Calumet reduced restricted debt by more than $220 million in 2025,” said Todd Borgmann, CEO. “This was driven by over $70 million of structural annual cost improvements, approximately $20 million of cost efficiencies and flexibility gains in our crude supply chain, a disciplined and responsible approach to capital spending, and an accretive $110 million divestiture of the Royal Purple Industrial business. This cost transformation, coupled with our leading commercial excellence platform and reliability initiatives that drove 1.3 million barrels of increased annual production, position the company for durable free cash flow generation and continued deleveraging in 2026.”

“At Montana Renewables, 2025 marked a pivotal year as we demonstrated our leadership position in the space and established a faster, more cost-effective MaxSAF™ 150 expansion path,” Borgmann continued. “Montana Renewables’ balance sheet was transformed with the successful completion of the first U.S. Department of Energy loan approved under the Trump administration, which eliminated approximately $80 million of annual cash debt service. Further, we monetized over $90 million of producer tax credits during 2025. Looking ahead to 2026, with our MaxSAF expansion on track for the second quarter and anticipated favorable regulatory developments, including an increase in the D4 Renewable Volume Obligation, we are highly encouraged by Montana Renewables’ long-term growth and margin outlook.”

As of December 31, 2025, based on preliminary data, we had approximately $250 million of liquidity in the Restricted Subsidiaries Group, and total liquidity of approximately $447 million (inclusive of restricted cash).

The Company has prepared the estimated preliminary financial data presented above based on the most current information available to management. The Company’s normal financial reporting processes with respect to the preliminary financial data have not been fully completed and the Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. As a result, the Company’s actual financial results could vary materially from this preliminary financial data. Investors should not place undue reliance on these preliminary financial data. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) preliminary estimates of selected financial results for the most recent annual period, (ii) demand for finished products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iv) our ability to monetize PTCs and the price we expect to receive for PTCs, (v) our expectation regarding anticipated capital expenditures and strategic initiatives and (vi) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-

looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); our ability to sell, and the prices received for, PTCs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and our other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.

During the first quarter of 2025, our chief operating decision maker changed the definition and calculation of Adjusted EBITDA to exclude RINs incurrence expense (see item (k) below). The Company’s RINs incurrence expense is calculated by multiplying the RINs obligation in the period incurred (based on actual results) by the spot price on the day the RINs obligation is incurred for each accounting period. The resulting non-cash incurrence expenses are included in cost of sales in the statement of operations. The Company believes that this revised definition and calculation better reflects the performance of the Company’s business segments including cash flows because it excludes these non-cash fluctuations. Adjusted EBITDA has been revised for all periods presented to consistently reflect this change.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark-to-market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) lower of cost or market (“LCM”) inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the last in, first-out (“LIFO”) method; (j) RINs mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

We define Adjusted EBITDA with Tax Attributes for any period as Adjusted EBITDA plus the notional value of Production Tax Credits, less the difference between the notional value of any Production Tax Credits sold and the amount realized from such sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 11.00% Senior Notes due 2026 (the “2026 Notes”), our 8.125% Senior Notes due 2027 (the “2027 Notes”), our $325 million of 9.75% Senior Notes due 2028 (the “2028 Notes”), our $100 million of 9.75% Senior Notes due 2028 (the “2028 Mirror Issuance Notes”), and our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2026 Notes, 2027 Notes, 2028 Notes, 2028 Mirror Issuance Notes, and 2029 Secured Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and other filings made with the SEC, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes should not be considered alternatives to Net income (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA or Adjusted EBITDA with Tax Attributes, management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes in the same manner. Please see the table below for a reconciliation of the preliminary estimate of Adjusted EBITDA with Tax Attributes to preliminary estimated Net income (loss), our most directly comparable GAAP financial performance measure.

Subject to the qualifications set forth above, our estimated range of Net loss and Adjusted EBITDA with Tax Attributes for the Company for the twelve months ended December 31, 2025 is (in millions):

	Twelve Months Ended December 31, 2025
	Low Estimate	High Estimate
	(In millions)
Reconciliation of Net income (loss) to Adjusted EBITDA and Adjusted EBITDA with Tax Attributes
Net income (loss)	$(69.0)	$(12.0)
Add:
Depreciation and amortization	196.0	194.0
LCM / LIFO (gain) loss	13.0	9.0
Interest expense	216.0	215.0
Debt extinguishment costs	48.0	48.0
Unrealized gain (loss) on derivatives	(17.0)	(21.0)
RINs incurrence (gain) expense	(231.0)	(237.0)
RINs mark-to-market (gain) loss	160.0	152.0
(Gain) loss on impairment and disposal of assets	(56.0)	(55.0)
Other non-recurring (income) expenses	5.0	3.0
Equity-based compensation and other items	17.0	9.0
Income tax (benefit) expense	(90.0)	(96.0)
Noncontrolling interest adjustments	15.0	14.0

Adjusted EBITDA	$207.0	$223.0

Tax attributes	78.0	82.0

Adjusted EBITDA with Tax Attributes	$285.0	$305.0

Subject to the qualifications set forth above, our estimated range of Net loss and Adjusted EBITDA with Tax Attributes for the Restricted Subsidiaries Group for the twelve months ended December 31, 2025 is (in millions):

	Twelve Months Ended December 31, 2025
	Low Estimate	High Estimate
	(In millions)
Reconciliation of Restricted Subsidiaries Group Net income (loss) to Restricted Subsidiaries Group Adjusted EBITDA and Restricted Subsidiaries Group Adjusted EBITDA with Tax Attributes
Net income (loss)	$131.0	$191.0
Add:
Depreciation and amortization	130.0	128.0
LCM / LIFO (gain) loss	16.0	12.0
Interest expense	136.0	135.0
Debt extinguishment costs	1.0	1.0
Unrealized gain (loss) on derivatives	(17.0)	(21.0)
RINs incurrence (gain) expense	(231.0)	(237.0)
RINs mark-to-market (gain) loss	160.0	152.0
(Gain) loss on impairment and disposal of assets	(56.0)	(55.0)
Other non-recurring (income) expenses	1.0	(1.0)
Equity-based compensation and other items	11.0	3.0
Income tax (benefit) expense	3.0	(3.0)
Noncontrolling interest adjustments	—	—

Adjusted EBITDA	$285.0	$305.0

Tax attributes	—	—

Adjusted EBITDA with Tax Attributes	$285.0	$305.0

Investors:

John Kompa 317-957-5237

Public Relations:

Media Oakes 317-957-5319